UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

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     by Rule 14c-5(d)(2))
[_]  Definitive Information Statement
[_]  Definitive Additional Materials




                            GourmetMarket.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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


                            INFORMATION STATEMENT FOR
                             GOURMETMARKET.COM, INC.
                      7000 W. PALMETTO PARK ROAD, SUITE 501
                            BOCA RATON, FLORIDA 33433

To the Stockholders of GourmetMarket.com:

          Pursuant to Delaware General Corporation Law Section 228, notice is hereby given that by written consent delivered to GourmetMarket.com (the "Company") on June 25, 2001 by the holders of a majority of the outstanding common stock of the Company and by the Board of Directors of GourmetMarket.com,
Inc.:

     1. REVERSE STOCK SPLIT. We have approved a 30 to 1 reverse stock split of the outstanding common stock.

     2. AMENDMENT TO CERTIFICATE OF INCORPORATION: We have approved an amendment to our Certificate of Incorporation that, when effective, will change our name to TargitInteractive Inc.. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware is attached to this document as Exhibit A.

     3. ELECTION OF DIRECTORS. Noel Guillama, C. Lawrence Rutstein and Bruce Hausman, current directors, have been elected to our Board of Directors. James Baker and Guenther Reibling have been elected directors effective upon the closing of the FirstPop acquisition.

     4. EQUITY INCENTIVE PLAN. Our 2001 Equity Incentive Plan has been approved. The 2001 Plan is attached to this document as Exhibit B.


                                         By the Order of the Board of Directors,


                                         Noel J. Guillama
                                         Chairman


Boca Raton, Florida
July __, 2001

                             GOURMETMARKET.COM, INC.

                              INFORMATION STATEMENT

         This Information Statement is being mailed on or about July __, 2001, to all holders of record at the close of business on May 25, 2001, of the common stock of GourmetMarket.com, Inc., a Delaware corporation (the "Company"), in connection with resolutions of the Board of Directors and the written consent of the holders of greater than 50% of the Company's common stock providing for an amendment to the Company's Certificate of Incorporation to change the name of the Company from GourmetMarket.com, Inc. to "TargitInteractive Inc.", to effect a 30-to-1 reverse stock split of the outstanding common stock, to elect members to the Board of Directors and to approve a new Equity Incentive plan.

         The amendment to the Company's Certificate of Incorporation changing its name to TargitInteractive Inc. will be effective on or about July __, 2001. Because the proposed amendment changing the Company's name has already been approved by a majority of the shares entitled to vote, you are not required to take any action. This Information Statement is your notice that the name change has been approved, and you will receive no further notice when the change becomes effective.

         In May 2001, as part of its refocus on interactive marketing, the Company acquired Global Technology Marketing, Inc., d/b/a TargitMail.com, in exchange for $400,000 of convertible notes. The Company also signed a letter of intent to acquire Williams Software, Inc. d/b/a/ First Pop.com and expects to complete this transaction in early July 2001. A brief description of the Company's new business is included in this information statement.

         Following the name change and reverse stock split, the stock certificates you now hold will continue to be valid. In the future, new stock certificates will contain a legend noting the change in name or will be issued bearing the new name, but this will in no way affect the validity of your current stock certificates. Also, new stock certificates will also reflect the reverse stock split and the reduction in outstanding shares. However, if after the effective date of the Company's name change and reverse stock split you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent, Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321, Telephone (954) 726-4954.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

            The date of this Information Statement is July ___, 2001.

                                   THE COMPANY

OVERVIEW

TargitInteractive, Inc. is an Interactive Marketing Services Provider or IMSP. TargitInteractive provides unique technologies for interactive marketing solutions and features proprietary technology for the delivery of rich media marketing messages deliverable on two platforms:

     o    to desktops/laptops using our Instant Windows platform or
     o    to email.

TargitInteractive features state of the art capabilities for targeting, profiling, delivery, tracking and Internet optimization. TargitInteractive offers product managers and advertising managers a tool kit for customizing interactive marketing campaigns. TargitInteractive has positioned itself as a gateway, or bridge, enabling marketers to use the Internet as a marketing channel more effectively with more impact and less expense. From the consumer side, TargitInteractive is 100% permission-based in its' marketing message delivery. Presently, there are over 27 million names in our data base.

HISTORY

TargitInteractive was formed through the acquisition by GourmetMarket.com of TargitMail.com, an operating company specializing in permission-based email marketing services and FirstPop Technology("FP")- a development stage company pioneering "INSTANT WINDOWS"(SM) technology for time-specific delivery of interactive marketing campaigns.

TargitMail was founded in 1997 with the mission of expanding online marketing and today its focus is to be the leading provider of permission-based email marketing services to businesses. TargitMail aggregated into one unified database the email addresses of approximately 27 million people who have granted permission to send them email advertisements. Customers include Mercedes, General Motors, Warner Brothers, Kraft Foods and other major corporations. First quarter 2001 revenues were $1.5 million. During 1999 and 2000, TargitMail received $18 million of private funding. TargitMail is headquartered in Portsmouth, New Hampshire and has 23 employees.

FirstPop Technology was formed in 1999 and has developed a unique INSTANT WINDOWS message delivery system platform (Patent Pending) for use by corporate clients for designing and delivering marketing campaigns on the Internet. FP has built a proprietary database of approximately 350,000 subscribers. Its beta customer is Arm & Hammer with a promotion scheduled to commence in October 2001. First Pop has raised $1.4 million from board members and individual investors. First Pop is headquartered in Boca Raton, Florida and has three employees.

TargitInteractive is headquartered in Portsmouth, New Hampshire effective July 1, 2001.

The Company owned and operated GourmetMarket.com, an online culinary marketplace for gourmet and specialty food, wine and cookware. The GourmetMarket.com site was in full operation from September 1998 to January 15, 2001, when operations of the site were transferred to an unaffiliated third party. Since then it has entered into settlement agreements with a majority of its creditors. In addition, the Company has negotiated for the conversion of its outstanding notes to common stock.

OUR VIEW OF THE INTERNET LANDSCAPE

TargitInteractive's management believes that many companies have foolishly pursued flawed Internet business strategies over the last two years resulting in an extensive number of failed companies. The following characterizes four of the most obvious.

IF YOU BUILD IT THEY WILL COME. There are two issues here. One, with many millions of websites out there, how is a consumer going to find your website from all the others? Two, if you chose to advertise on one the most recognized portals like Yahoo assuring that you will be found, approximately 10 sites pull 70% of all website visits, the cost is prohibitive.

IF YOU BROADCAST IT, THEY WILL SEE IT. By the end of this year, the average Internet user will receive approximately 610 interactive marketing messages daily. With so much marketing message inundation out there , how can you be sure that your message will be seen and acted upon?

THE NAME OF THE GAME IS GRABBING EYEBALLS. We think the real issue is how you seek out and attract targeted prospects. Getting the attention of a targeted audience, and motivating a consumer action, is the objective.
TargitInteractive's response would be: "Grabbing wallets is the name of the game".

USE A FREE LUNCH MODEL TO ACQUIRE CUSTOMERS. Where is the purchasing power of the target audience if you seek out those who are looking for a `freebie' such as free PC, free ISP, and even free cash? Every firm that has employed a free lunch model for building traffic on the Internet, is either financially troubled or already out of business.

TARGITINTERACTIVE'S STRATEGY

In terms of true interactive marketing, the Internet today is still stuck at the advertising level. Internet users are overwhelmed by the volumes of Internet advertising that can be characterized as inundating, cluttered, saturated, abusive and generally flat and boring. TargitInteractive has a different view of the Internet. We view it as an underutilized channel for true interactive marketing. For interactive advertising or robust interactive marketing, the challenges remain the same: how do you get above the noise and the clutter, beyond banners and free from spam? The TargitInteractive solution is to give the customer the toolkit that allows its marketing campaigns to stand out, be seen and be acted upon. This is the essence of marketing?

The value of the interactive marketing solution that TargitInteractive has created is really five fold. o Who we deliver to?
     We use our proprietary target profiling technologies to identify marketing targets.

     o    What we deliver?
     We deliver marketing messages that are robust: that is, rich in a mix of informational, creative, and promotional incentive content. We deliver the kind of messages that prospects and customers appreciate.

     o    Where we deliver?
     TargitInteractive delivers these marketing messages to multiple platforms on a time-specific basis through both our INSTANT WINDOW platform directly to your desktop or laptop and directly to your email box with a unique store and forward capability which is called "Send-to-Friends."

     o    How do we deliver?
     TargitInteractive employs precision delivery by time and geography and can deliver by specified day, hour, time zone, zip code or country code. Having the right interactive marketing message is one element. Having the ability to deliver the marketing message at the best possible time and place, adds another dimension to its effectiveness.

     o    How we manage?
     TargitInteractive offers the marketer total flexibility and control of the marketing message process. Generally, marketing campaigns can be launched within 24 hours of receiving final copy, can be tracked interactively hour by hour, and can be tweaked daily.

OUR PRODUCTS

TargitInteractive is an interactive services provider and employs an application service provider, or ASP model. The core of the product line is list management services. Around this core is wrapped our interactive marketing message delivery capabilities. We can also provide independent tracking and creative services in support of customers' campaigns.

INTERACTIVE MARKETING MESSAGING

The TargitInteractive delivery platforms enable a marketer to elevate marketing campaigns from simple Internet advertising to sophisticated rich-media interactive marketing. This capability rests on our rethinking of how the Internet can be most effectively used as a marketing channel. We bring your marketing message right up front. With our dual platform capability, we can deliver your marketing message in rich media directly to a prospect/customer's PC- on top of any browser, ISP, or URL- or directly to his email with a tag line designed to be opened. TargitInteractive creates immediate exposure for your message and require minimal user action to see it.

Whatever can be put on the Internet, can be captured in a "rich media marketing message" in any technology format the customer selects: FLASH, Shockwave, HTML, steaming video, or any other high-end rich- media format. There is a tremendous flexibility within the TargitInteractive family of products and services.

For example you're a client's marketing message could be placed in any one of the following formats

     o    a simple text ad,
     o    coupon,
     o    product announcement,
     o    product information,
     o    consumer use tips,
     o    editorial content from a third party news source,
     o    comparative product data,
     o    a virtual tour of the product or resort,
     o full streaming video such as a small frame TV commercials, animation skins,
     o    3D.

TARGITINTERACTIVE POSITIONING

TargitInteractive provides the bridge to the Internet for product managers and advertising managers. The bridge can take several directions. First, it can be a bridge between product line management and their advertising agency plugging the interactive agency capability gap and enabling them to use the Internet more effectively with our toolkit. Second, it can be a bridge directly from the corporate marketing department to the Internet bypassing the advertising agency where creative workload, politics, or Internet capabilities dictate. TargitInteractive's in-house creative department has full capability and can position TargitInteractive as a one-stop-shop for state-of-the-art interactive marketing.

Our product line has three components:

     o    list management services,
     o    design of interactive marketing campaigns, and
     o    dual platform marketing message delivery.

On a fee basis, we will manage and maintain names databases and deliver newsletters as specified by our clients. The interactive marketing campaigns created by TargitInteractive employ a mix of o creative attention grabbing and entertaining content, o informational content including product information, and
o user tips and promotional content such as incentives and coupons.

The mix is directed by our clients depending on the objectives of each marketing campaign.

MARKETING MESSAGE CAPABILITIES

There are seven aspects to the TargitInteractive messaging capabilities that it believes collectively represents a unique interactive marketing system.

     o    FORMAT. TargitInteractive offers total format flexibility.

     o PLATFORM. Currently, TargitInteractive can deliver directly to the desktop screen using its INSTANT WINDOW capability or to an email box. TargitInteractive has entered into a wireless joint venture with a Swedish company that will enable it in the future to broadcast marketing messages directly to wireless devices such as cell phones or PDA's.

     o DELIVERY. INSTANT WINDOWS are delivered directly to captive databases of names called private subscriber networks or PSNs acquired either by our clients or through registration in a product promotion acquisition program run by TargitInteractive. Our rich media email delivery of marketing messages is to shared databases obtained through our two dozen database partners. There are over 27 million names in our data base.

     o PROFILING. With the INSTANT WINDOWS delivery, target customers can be profiled based on the specific product acquired through the promotion or the channel through which it was acquired. With our rich media email capability, we offer over 32 dozen demographic and psycho graphic fields for profiling and sorting database names.

     o TARGETING. TargitInteractive can target precisely by time, time of day, time of month, time of year, by zip code or international location. In addition to all this, TargitInteractive has a new capability which is called `preemptive targeting' which allows us to target prospects based upon interests profiled and where you are web-site visiting. For example, if you have been registered as having an interest in travel and you are going to a travel website, as you open up that travel site we have the ability to broadcast to you up front another travel choice, one of an incentive nature. Imagine, as you enter the Expedia.com web site looking for airfares, you might receive a message on top of your screen informing you: "DID YOU KNOW YOU CAN GET 15% ON ALL BOOKINGS MADE ON TRAVELOCITY.COM IN THE NEXT 48 HOURS?" This unique feature provides consumers tremendous comparative value when looking for pricing inducements .

     o TRACKING. TargitInteractive believes that it has the most advanced tracking system available Tracking is done in real-time, is web-based, provides statistics -gross counts and percentages- tracked through to actual conversions, and is available in a customized output format. All of these features allow the customer to closely monitor the success of his campaign and make changes on short notice to make it even more effective..

     o OPTIMIZATION. The TargitInteractive technology enables optimization of delivery speed, and technology format, to match the exact bandwidth of each desktop and email box that is delivered.

          TargitInteractive offers the industry's only 100% HTML email delivery capability as all of our shared database partners provide us with only HTML compliant addresses. This increases the probability that your marketing message stands out and is likely to be acted upon by prospects and consumers.

COMMON PLATFORM CAPABILITIES

TargitInteractive uses two platforms: email and INSTANT WINDOW. Each platform is based on permission-based marketing, is available in a full array of technology formats, and offers a menu of sophisticated targeting and profiling features. The two platforms work side-by-side and can be used in the same campaign. The following chart shows how the email and INSTANT WINDOW delivery systems work to complement each other and provide a total capability to clients.

                                     EMAIL DELIVERY     DESKTOP/LAPTOP DELIVERY
                                     --------------     -----------------------
PERMISSION BASIS
      Opt-in                                x
      Subscriber registration                                      X
INSTANT WINDOW CAPABILITY
      HTML                                  x                      X
      Flash                                 x                      X
      3D                                                           X
      Skins                                                        X
TarGETING CAPABILITY
      By data base demographics             x
      By registrant demographics                                   X
      By product purchase                                          X
      By product channel                                           X
      By Geography                                                 X
      Zip code                              x                      X
      International                         x                      X
      By time of delivery                   x                      X
      Time seen                                                    X
DATABASE DOMAIN SERVED
Company captive                             x
Acquired                                                           X
Shared                                                             X

However, there are significant points of difference in each platform. The INSTANT WINDOW platform, delivered to the desktop, presents marketing messages that are guaranteed to be seen. Each INSTANT WINDOW message is up front of anything on the user's screen: that is, on top of any website, independent of any browser or ISP. The uniqueness of TargitInteractive's email capability is a "Send-to-Friends" capability that allows messages to be stored, shared and forwarded. And each resending of the message can be tracked as well.

MARKETING

TargitInteractive can help develop marketing campaigns focused on any overall marketing objective: customer acquisition, customer retention, or product advocacy.. On acquisition focused campaigns, we use informational content coupled with creative content to help acquire new subscribers or to extend subscriber profiling of personal demographics. On customer retention focused campaigns, creative content is coupled with promotional incentives to reward and encourage the customer to remain an active purchasing customer. Product advocacy campaigns can take any form of content.. It is up to the marketer to determine where the interactive marketing campaign emphasis should be.

The two platforms are used to optimize a campaign to each stage of the product marketing cycle: from pre-test, to test, to product introduction and finally at each stage of a product's life. Our effectiveness is in our flexibility. At the pretest and the test phase, where time is short and budgets small, we can quickly and economically provide very measurable test campaign results. For major product rollouts, we can measure customer response to marketing programs geography by geography. At each stage of a product's life, the mix of interactive marketing content can be specifically tailored. We help to increase the impact of your Internet marketing message t by using our suite of unique , technology-driven, targeting, profiling, delivery and tracking capabilities.

COMPONENTS OF INTERACTIVE MARKETING CAMPAIGNS

As discussed, there are four fundamental steps or tasks of marketing: branding, customer acquisition, customer retention, and product advocacy. At each of these marketing levels, TargitInteractive employs a creative and timely mix of our two delivery platforms and technology capabilities so we can help you deliver a marketing message with greater impact and better results.

At the branding stage, we feel our ability to regenerate and rebroadcast TV ad campaigns embedded in our rich media email provides secondary branding support. Branding is also reinforced by on line support of print media themes and campaigns. The frequency of message delivery through either platform also sustains branding.

Customer acquisition can be accomplished with either platform. Under the INSTANT WINDOWS platform, customers can be acquired through registration of informational content material provided through product promotions. This opt-in based registration procedure creates a captive database of promotion participants. The only mandatory information to be completed in the registration procedure is zip code and email address. Valued information content - for example, The Joy of Cooking book CD available through our promotion with Arm & Hammer- can be received in one of four ways: through a CD, via email, or from a website download, or in the future a music player download available from our website. Using our email platform, customers are acquired through registrations prompted by specific email informational content and announcements.

Starting with a base of acquired customers, either through Instant Windows registrations or captive email names bases provided by corporate marketers, a wide range of retention based interactive marketing programs can be built using the message delivery features of both platforms. Having the ability to target based on time, enables marketers to reach customers at the optimal time to stimulate purchase and consumption.

Customer advocacy using the Internet takes advantage of our viral marketing capability embedded in our email platform, which allows anything that has been received in email to be shared with a friend.

In total we present marketers with a toolkit of capabilities that assist the brand manager or the advertising manager in developing multiple delivery platforms campaigns that leverage all the technology, reach, and efficiency of the Internet as a marketing channel.

To showcase our creative talent, technology capabilities, and dual rich media delivery platforms, we have developed several demonstration campaigns including INSTANT WINDOWS CD campaigns for Harley Davidson, and VW of North America and Warner Brothers, and email campaigns for Kraft, Lexus, and Disney

MARKETING TARGETS

We divide our target market into two groups, top tier national advertisers, and firms with very large captive customer names bases . Among the top national advertisers, we are focused on four leading groups: consumer packaged goods companies, auto manufacturers, media/entertainment companies, and travel industry providers including airlines, rental car companies, cruise lines and destination resorts. We define the captive customer database market as including the electronic customer relationship management providers who are already `in relationship with customers', millions of customers at a time, but principally just providing a customer service or billing relationship.

TECHNOLOGY

TargitInteractive has developed the "ASAP" (SM) or Advanced System Ad Placement management system that uses client server architecture with SQL/Server database structure. The key components of the system are the subscriber (the individual registrant who opts-in to the promotion), the client seed (which is transferred to the users computer and identifies the registrants' computer to our server) and the delivery system itself.

TargitMail has developed "ETOM" or Electronic Targeted Opt-In Messaging Network that also uses a SQL/Server database structure. TM uses the eTOM system to analyze, sort, and send to subscribers periodic marketing messages via email.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information with respect to (i) any person or "group" known to the Company to be the beneficial owner, as of June 25, 2001, of more than 5% of the common stock, and (ii) all directors and executive officers of TargitInteractive, individually and as a group. The table assumes that the FirstPop transaction and the reverse stock split have been completed and that there will be 22,268,333 shares outstanding.

Name and Address                                              Number of Shares        Percent of Outstanding
-----------------                                             ----------------        ----------------------
Noel J. Guillama ...................................              1,601,502                      7.2%

C. Lawrence Rutstein (1) ...........................                163,383                        *

Bruce Hausman ......................................                 53,500                        *

James Baker ........................................              1,322,933                      5.9

Guenther Reibling ..................................                816,820                      3.7

Dennis Kozlowski ...................................              5,200,000                     23.4
9 West 57th Street
New York, New York 10019

Mark Swartz ........................................              5,200,000                     23.4
9 West 57th Street
New York, New York 10019

Travlang, Inc. .....................................                816,667                      3.7
7000 W. Palmetto Park Road, Suite 501
Boca Raton, Florida 33433
MCG Partners, Inc. .................................              1,321,000                      6.0
7000 W. Palmetto Park Road, Suite 501
Boca Raton, Florida 33433
All officers and directors
as a group (5 persons) .............................              3,958,138                     17.8%

* Less than 1%

(1) Does not include shares owned by Travlang, Inc., of which Mr. Rutstein is Chairman.

                           VOTE REQUIRED FOR APPROVAL

         Section 228 of the Delaware General Corporation Law provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's Board of Directors and stockholders owning a majority of the outstanding common stock have approved the name change and the amendment to the , which majority is the number of shares required by Delaware General Corporation Law Section 242 to amend the Company's Certificate of Incorporation to change its name.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Certificate of Incorporation consist of issued and outstanding stock of the Company's common stock outstanding on June 25, 2001, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Certificate of Incorporation.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Delaware General Corporation Law does not provide for dissenters' rights of appraisal in connection with any of the actions name change.

                               REVERSE STOCK SPLIT

            The Board of directors and holders of a majority of outstanding shares have approved an 30-for-1 reverse stock split of GourmetMarket.com's outstanding common stock. As a result of the split, the 53,361,119 shares outstanding would become approximately 1,778,704 shares. As a result of the TargitMail and FirstPop transactions, an additional 19,995,000 shares will be issued. Convertible notes for an additional 200,000 shares are currently outstanding. The immediate effect of a reverse stock split would be to reduce the number of shares of common stock outstanding, and to increase the trading price of our common stock. However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split.

            The reverse stock split would not change the number of authorized shares of our common stock as designated by our certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under our authorized pool common stock would increase.

        PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF
                               STOCK CERTIFICATES

         The reverse stock split would be implemented by filing the appropriate amendment to our certificate of incorporation with the Delaware Secretary of State, and the reverse stock split would become effective on the date of the filing.

         As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable after the effective date until they surrender their old stock certificates for exchange. All shares of options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

         Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES

         We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

         Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

                              ELECTION OF DIRECTORS

         Five directors have been elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified or until their earlier resignation, removal from office or death. The former stockholders of TargetMail have the right to nominate an additional director.

         The following table sets forth as the names, ages and positions held with respect to our directors:

NAME                                AGE                 POSITION
----                                ---                 --------
Noel J. Guillama                    41                  Chairman and CEO
Bruce Hausman                       71                  Director
C. Lawrence Rutstein                57                  Director
James Baker                         57                  President and Director
Lorenz Reibling                     49                  Director

         The principal occupations and business experience of each director are as follows:

         NOEL J. GUILLAMA has been Chairman and CEO since May 2001. He was a director of Williams Software, Inc. d/b/a/ First Pop.com, from October 2000 to May 2001. Mr. Guillama in the past was founder, officer or director of numerous, publicly traded healthcare, real estate construction and technology companies. From 1996 to February 2000, he was the Chairman and CEO of Metropolitan Health Networks, Inc. (OTCBB: MDPA), West Palm Beach, Florida, a revenue healthcare service organization. Prior to that, he was with Medpartners, Inc. a Birmingham, Alabama-based physician practice management company. Mr. Guillama has been president of Tektonica, Inc. a diversified services company located in Royal Palm Beach Florida, since 1984.

         C. LAWRENCE RUTSTEIN, has been a director since August 2000 and was Chairman from August 2000 to May 2001. He was also a director in 1999. Mr. Rutstein is a graduate of Harvard Law School, and has spent the last 12 years in a number of public and private ventures. In 1989 he took a national distributor of fasteners public, and served as its CEO until 1991. He formed an investment partnership for the purchase of an AA minor league baseball team and served as its executive vice president during 1992-1993. He independently arranged for the financing of the management buyout of a major Philadelphia and New York financial printer, served on its Board of Directors, and consulted with the company regarding its corporate strategy. He was the creator of CapQuest Partners, Inc., a merchant-banking firm that invested in two computer software companies during 1995-1997. He also served as CEO of Regenesis Holdings, Inc. from 1997-1998, a one-time Nasdaq SmallCap listed healthcare company, in an effort to find new directions for that company. He is currently Chairman of Travlang, Inc., and he has served on the Board of Directors of several other public companies during the last five years.

         BRUCE HAUSMAN has been a director since January 1999. He served as Principal Executive Officer for Belding Heminway Company, Inc., a textile manufacturer and distributor from May 1992 to July 1993. From 1988 to 1992 he was Senior Vice President of Belding Heminway. Previously, he was a director of Plastigone 10 Technologies, Inc., a biodegradable plastics manufacturing company from 1992 to 1997, and was a director of Circa Pharmaceuticals from 1990 to 1995. Mr. Hausman serves as an honorary trustee of Beth Israel Medical Center in New York, and an honorary trustee of the Schnurmacher Nursing Home, a division of Beth Israel Medical Center, and was formerly chairman of its quality assurance committee. He is presently on the Board of Directors of Travlang, Inc. He received his B.A. in Economics from Brown University in 1951, his Master of Science from Columbia University School of Business in 1952, and his J.D. from New York Law School in 1979.

         JAMES BAKER will become a director and president on the closing of the FirstPop transaction. He has been Chairman and CEO of FirstPop from inception in 2000. Mr. Baker has many years of experience as CEO of several successful high technology start-up companies. He has founded and operated several profitable computer-based high technology companies where he played a key role in their launch and success. Mr. Baker has been involved with integrated computer systems for over 25 years. Mr. Baker was employed from 1967 to 1981 by IBM in their MIS area and was a Project Manager of Security Systems Development. He left IBM in 1981 to form his own company, Computer Application Systems, Inc., a Florida corporation ("CASI"), which commercialized computer-based security systems. CASI customers included IBM, General Motors, Salomon Brothers, banks, hospitals and many Fortune 1000 firms. CASI was number 50 in the Inc. 500 list of fastest growing privately held companies in the United States in 1987 and was then sold to Figgie International Inc. in September 1987. Mr. Baker worked with Figgie as a Vice President of Strategic Business Development through 1991. From 1991 through 1995, he served as a consultant to the security industry and assisted several start up and early stage companies by developing strategic business plans, alliances with more mature companies, raising capital, and at the Board level. In 1995, he founded RAPOR, Inc. and is currently on the Board of Directors. RAPOR is a manufacturer of computer controlled doors for the security industry (www.rapor.com). RAPOR customers include IBM, Intel and the US Army. Most recently, Mr. Baker was CEO of AegiSoft, an Internet company that provides software and digital content publishers the technology to rent their products, such as software, music, movies and electronic books. (www.aegisoftcorp.com). AegiSoft was sold in December, 2000, to RealNetworks, Inc. a Nasdaq company. Mr. Baker has a Bachelor of Science degree in industrial management from the University of Cincinnati and pursued a master's degree in business administration at the University of Michigan.

         GUENTHER REIBLING will become a director on the closing of the FirstPop transaction. He has been a director of FirstPop since 2000. Mr. Reibling, has been Executive Vice President of Taurus Investment Group, a real estate investment and development company with operations in the U.S. and Germany, since 1976. Taurus is general partner of over 45 commercial real estate projects in the U.S. Mr. Reibling oversees leasing, management and development activities of the various projects, as well as the acquisition and underwriting of new projects. Mr. Reibling is also an owner/developer of commercial real estate in his own right and has been involved with real estate sales, management and development since 1969.

                     ADOPTION OF 2001 EQUITY INCENTIVE PLAN

         Our Board of Directors and a majority of our shareholders have adopted the 2001 Plan to authorize 2,000,000 shares of common stock for issuance under the 2001 Plan.

PLAN DESCRIPTION

         The purpose of the 2001 Plan is to advance the Company's interests by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment our success is largely dependent, through the encouragement of stock ownership by these persons.

         The 2001 Plan was effective as of June 1, 2001, and unless sooner terminated by our board of directors in accordance with the terms of the 2001 Plan, will terminate on May 31, 2011. Employees of the

Company and its subsidiaries, who are selected by the Stock Option committee, or if there is no Stock Option committee by the Board of Directors, may participate in the 2001 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code" or "Internal Revenue Code") will be granted to a consultant who is not also our employee.

         The 2001 Plan provides for the issuance of incentive stock options ("Incentive Stock Options"), nonqualified Stock Options ("Nonqualified Stock Options") and restricted stock. An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the Plan but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."

         The 2,000,000 shares of common stock may be issued pursuant to Options or restricted stock granted under the 2001 Plan. If any Option granted pursuant to the 2001 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 2001 Plan. The shares acquired upon exercise of Options granted under the 2001 Plan will be authorized and unissued shares of common stock.

         The 2001 Plan is administered by a committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of common stock subject to Options, the exercise price of Options and the term thereof.

      All of our employees, including officers and directors and consultants, are eligible to receive grants under the 2001 Plan; however, no Incentive Stock Options may be granted to a consultant who is not also an employee of the Company or any of our subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") will enter into an option agreement with that contains the terms and conditions deemed necessary by the Committee.

TERMS AND CONDITIONS OF OPTIONS

      OPTION PRICE

      For any Option granted under the 2001 Plan, the option price per share of common stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Equity Incentive may not be less than the Fair Market Value (defined below) of the common stock on the date such Incentive Equity Incentive is granted.

      Under the 2001 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee will in its sole and absolute discretion determine in a fair and uniform manner.

      EXERCISE OF OPTIONS

      Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which will include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that our shareholders immediately before such transaction cease to own at least 51 percent of our voting stock or of any entity that results from our participation in a reorganization, consolidation, transaction, liquidation or any other form of corporate transaction; (ii) if our shareholders approve a plan of transaction, consolidation, reorganization, liquidation or dissolution in which we do not survive; or (iii) if our shareholders approve a plan for the sale, lease, exchange or other disposition of all or substantially all our property and assets. The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 2001 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of The Company on such date.

      Unless further limited by the Committee in any Option, shares of common stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of common stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. Under the 2001 Plan, we may also lend money to an Optionee to exercise all or a portion of an Option granted under the 2001 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note will (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bears interest at a rate of interest no less than the rate of interest payable by us to our principal lender, and (iv) contain such other terms as the Committee in its sole discretion will require.

      RESTRICTED STOCK

         Restricted stock may be granted to employees or consultants. The grant may be subject to vesting or forfeiture conditions similar to the Options. Additional restrictions on transfer may be imposed.

      NONTRANSFERABILITY

         Options granted under the 2001 Plan are not transferable by an Optionee other than to a family member or by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.

      TERMINATION OF OPTIONS

      The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable Equity Incentive agreement. In no event may an Option be exercisable after ten years from the date it is granted.

      The 2001 P1an provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options will terminate three months after the such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options will terminate immediately upon this termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options will terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options will terminate 12 months after the Optionee's death.

      The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice will be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after Shareholder approval of such corporate transaction.

OUTSTANDING OPTIONS

         As of the Record Date, no Options had been granted pursuant to the 2001 Plan.

FEDERAL INCOME TAX EFFECTS

      The 2001 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

INCENTIVE EQUITY INCENTIVES

      Incentive Equity Incentives are "incentive Equity Incentives" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Equity Incentive. However, an employee who exercises an Incentive Equity Incentive by delivering shares of common stock previously acquired pursuant to the exercise of an Incentive Equity Incentive is treated as making a Disqualifying Disposition (defined below) of these shares if the employee delivers the shares before the expiration of the holding period applicable to these shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Equity Incentive (i.e., the exercise of the Incentive Equity Incentive for one share and the use of that share to make successive exercise of the Incentive Equity Incentive until it is completely exercised) without the imposition of current income tax.

      The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Equity Incentive exceeds the purchase price of the shares under such Option will be treated as an adjustment to the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an adjustment for the other year.

      If, subsequent to the exercise of an Incentive Equity Incentive (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Equity Incentive was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, the holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for that year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

      In general, if, after exercising an Incentive Equity Incentive, an employee disposes of the acquired shares before the end of the Required Holding Period (a "Disqualifying Disposition"), an Optionee would be deemed to receive ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Equity Incentive was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

      The Company not allowed an income tax deduction for the grant or exercise of an Incentive Equity Incentive or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, we will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

NONQUALIFIED EQUITY INCENTIVES

     An Optionee granted a Nonqualified Equity Incentive under the 2001 Plan will generally recognize, at the date of exercise of such Nonqualified Equity Incentive, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the Nonqualified Equity Incentive. This taxable ordinary income will be subject to Federal income tax withholding. We will be allowed to deduct an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount is an ordinary and necessary business expense to us and is reasonable, and we satisfy our withholding obligation for this income.

     The above discussion is only a summary of the potential tax consequences relevant to the Optionees or to the Company, and may not describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this document, which are subject to change at any time.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, or associate of any director, or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to the Company's Certificate of Incorporation.

                             ADDITIONAL INFORMATION

         Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company to 7000 West Palmetto Park Road, Suite 501, Boca Raton, Florida, 33433, a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 will be provided without charge.

Dated: July __, 2001

                                            By Order of the Board of Directors




                                            Noel J. Guillama, Chairman

                                                                      Exhibit A

                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                             GOURMETMARKET.COM, INC.

         1. That at a Special Meeting of the Board of Directors of GourmetMarket.com, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking action by written consent for consideration thereof.

         2. The name of the Corporation is GourmetMarket.com, Inc. The original Certificate of Incorporation of the Corporation was filed on April 22, 1993 under the name Sterling Partners, Inc. Certificates of Amendment to the Certificate of Incorporation were filed on February 23, 1996, January 14, 1999, January 21, 1999 and January 25, 1999. A certificate of Merger was filed on January 29, 1999. The name under which the Corporation was originally incorporated is "Sterling Partners, Inc.."

         3. The resolutions setting forth the proposed amendment is as follows:

         RESOLVED, that the Company amend its Certificate of Incorporation as filed with the State of Delaware to change Article I to read in its entirety as follows:

                                   "ARTICLE I
                                 CORPORATE NAME

         The name of the corporation is TargitInteractive, Inc."

         RESOLVED, that pursuant to Section 242 of the General Corporation Law of the State of Delaware, the text of the Amended Certificate of Incorporation is hereby amended to add the following paragraph to Article Fourth:

     Effective at 4:30 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment with the Delaware Secretary of State, every thirty (30) outstanding shares of Common Stock will be combined into and automatically become one (1) outstanding share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated by such series subsequent to the foregoing split and each fractional share resulting from such aggregation of each series held by a stockholder shall be rounded up to the nearest whole share.

         4. That thereafter, pursuant to resolution of its Board of Directors, the majority of the outstanding stock of the corporation signed an action by written consent in favor of the amendment in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

         5. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         6. That the capital of said corporation shall not be reduced under or by reason of said amendment.

                                   GOURMETMARKET.COM, INC.
                                            By:
                                               ---------------------------------
                                            Noel Guillama,
                                            Chairman and Chief Executive Officer

                                                                       Exhibit B

================================================================================

                             TARGITINTERACTIVE, INC.
                             2001 STOCK OPTION PLAN

================================================================================


         1. Purpose. The purpose of the TargitInteractive, Inc. 2001 Stock Option Plan (the "Plan") is to advance the interests of TargitInteractive, Inc., a Delaware corporation and its subsidiaries (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, including key employees, consultants, independent contractors, advisory board members, officers and directors, by authorizing the grant of awards of Common Stock and options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

                  (a) "Award" means any grant or sale pursuant to the Plan of Options, Restricted Stock, or Stock Grants.

                  (b) "Award Agreement" means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d)      "Cause" shall mean any of the following:

                           (i)      a determination by the Company that there
has been a willful, reckless or grossly negligent failure by the Participant to perform his or her duties as an employee of the Company;

                           (ii)     a determination by the Company that there
has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;

                           (iii)    any conduct by the Optionee that either
results in his or her conviction of a felony under the laws of the United States of America or any state thereof;

                           (iv)     a determination by the Company that the
Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or its personnel;

                           (v)      a determination by the Company that there
has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or

                           (vi)     if the Optionee, while employed by the
Company and for two years thereafter (or such shorter period as may be stated in any employment, confidentiality or noncompete agreement with the Optionee), violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information;

PROVIDED, HOWEVER, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause," the term "Cause" for purposes of this Plan shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this
Section 2(d).

                  (e) "Change of Control" shall mean the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 40% or more in voting power of the outstanding stock of the Company and a change of the composition of the Board of Directors so that, within one year after the acquisition took place, a majority of the members of the Board of Directors of the Company, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or to the first of a series of transactions which resulted in the acquisition of 40% or more in voting power of the outstanding stock of the Company.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (g) "Committee" shall mean the stock option or compensation committee appointed by the Board or, if not appointed, the Board.

                  (h) "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

                  (i) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.

                  (j)      "Director" shall mean a member of the Board.

                  (k) "Employee" shall mean any person, including Officers, Directors, consultants and independent contractors, who is either employed or engaged by the Company or any parent or Subsidiary of the Company within the meaning of Code Section 3401(c) or the regulations promulgated thereunder. For purposes of any Non-Qualified Option only, any Officer or Director of the Company shall be considered an Employee even if he or she is not an employee with the meaning of the first sentence of this section.

                  (l) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices in common use, the closing sales price or, if not available the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or
(iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

                  (m) "Grant Date" means the date as of which an Option is granted, as determined under Section 4(a)(i).

                  (n) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.

                  (o) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended.

                  (p) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (q) "Officer" shall mean the Company's chairman, chief executive officer, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss.229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.

                  (r) "Option" (when capitalized) shall mean any stock option granted under this Plan.

                  (s) "Optionee" shall mean a Participant to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

                  (t) Participant means any holder of an outstanding Award under the Plan.

                  (u) "Plan" shall mean this 2001 Equity Incentive Plan of the Company, which Plan shall be effective upon approval by the Board, subject to approval, within 12 months of the date thereof by holders of a majority of the Company's issued and outstanding Common Stock of the Company.

                  (v) "Restricted Stock" means a grant or sale of shares of Common Stock to the Participant subject to a Risk of Forfeiture.

                  (w) "Restriction Period" means the period of time during which any grant of Restricted Stock remains at Risk of Forfeiture as described in Section 4(d) and the applicable Award Agreement.

                  (x) "Risk of Forfeiture" means a limitation on the right of the Participant to retain an Award of Restricted Stock, including a right in the Company to reacquire the Shares at less than their then Fair Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

                  (y) Stock Grant means the grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.

                  (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (aa) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (bb) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.

                  (cc) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (dd) Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the grant date of such Option.

         3.       Shares and Options. At no time shall the number of shares of

Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 2,000,000 shares of Common Stock (as already adjusted for the 1-30 reverse split to be effective in July 2001); subject, however, to the provisions of Section 10 of the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or any Award of Restricted Stock should be forfeited by the recipient thereof, the shares not purchased by the Optionee or forfeited by such a recipient shall again be available for Awards thereafter to be granted under the Plan. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Awards of Incentive Options granted prior to shareholder approval of the Plan are hereby expressly conditioned upon such approval, but in the event of the failure of the shareholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Non-Statutory Options.

         4.       Specific Terms of Awards.

                  (a)      Options.
                           -------

                           (i)      Date of Grant. The granting of an Option
shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

                           (ii)     Exercise Price. The price at which shares
may be acquired under each Incentive Option shall be not less than 100% of the Fair Market Value of Common Stock on the Grant Date, or not less than 110% of the Fair Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Non-Statutory Option shall not be so limited solely by reason of this Section.

                           (iii)    Option Period. No Incentive Option may be
exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Non-Statutory Option shall not be so limited solely by reason of this Section.

                           (iv)     Exercisability. An Option may be immediately
exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

                           (v)      Termination of Association with the Company.
Unless the Committee shall provide otherwise in the grant of a particular Option under the Plan, if the Optionee's employment or other association with the Company and its Affiliates is terminated, whether voluntarily or otherwise, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than ninety (90) days following such termination and, for the period it remains exercisable following termination, shall be exercisable only to the extent exercisable at the date of termination, provided that if the termination is for Cause, then the Option shall terminate on the date of termination. Military, sick or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract. The Committee in its sole discretion may, by giving written notice ("cancellation notice"), cancel effective upon the date of the consummation of any corporate transaction described in Subsection 5(c) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

                           (vi)     Exercise of Option. An Option may be
exercised by the Optionee giving written notice, to the Company, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of any particular Option hereunder (and subject such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery of shares of Common Stock held at least six (6) months which have a Fair Market Value equal to the exercise price of the shares to be purchased. Payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program maintained by the Company if the Stock becomes traded on an established market. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

                           (vii)    Limit on Incentive Option Characterization.
An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Fair Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Non-Statutory Option, otherwise identical in its terms to those of the Incentive Option.

                           (viii)   Notification of Disposition. Each person
exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

                           (ix)     Other Conditions. In granting Options, the
Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) the exercise price or prices of the Option or any installments thereof, (ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals,
(iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; provided, however, that to the extent not canceled pursuant to Section 4(a)(v) hereof, upon a Change of Control, any Options that have not yet vested shall vest upon such Change of Control. The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.

                  (b)      Restricted Stock.
                           ----------------

                           (i)      Purchase Price. Shares of Restricted Stock
shall be issued under the Plan for such consideration, in cash, other property or services, as is determined by the Committee.

                           (ii)     Issuance of Certificates. Each Participant
receiving a Restricted Stock Award, subject to subsection (iii) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

         "The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of TargitInteractive, Inc. 2001 Stock Option Plan and an Award Agreement entered into by the registered owner and TargitInteractive, Inc. Copies of such Plan and Agreement are on file in the offices of TargitInteractive, Inc."

                           (iii)    Escrow of Shares. The Committee may require
that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

                           (iv)     Restrictions and Restriction Period. During
the period established by the Committee and set forth in the Award Agreement, i.e., the Restriction Period, Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture (which may take the form of a right of the Company to repurchase the Restricted Stock for such consideration, if any, as the Committee shall have determined at grant) arising on the basis of such conditions, related to the performance of services, Company or Affiliate performance or otherwise, as the Committee may determine. Any such Risk of Forfeiture may be waived, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

                           (v)      Rights Pending Lapse of Risk of Forfeiture
or Forfeiture of Award. Except as otherwise provided in the Plan, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends with respect to the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3.

                           (vi)     Effect of Termination of Employment or
Association. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, upon termination of a Participant's employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or subject to the Company's right of repurchase (as determined from the form of the Risk of Forfeiture); provided, however, that military, sick or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

                           (vii)    Lapse of Restrictions. If and when the
Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

                  (c) Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

         5.       Adjustment of Shares.
                  --------------------

                  (a) Stock Dividend, Etc. In the event of any distribution on Stock payable in Stock or any split-up or contraction in the number of shares of Stock after the date of an Award Agreement evidencing an Award, the remaining number of shares of Stock subject to such Award and the price to be paid for any share subject to the Award, if any, shall be proportionately adjusted.

                  (b) Stock Reclassification. In the event of any reclassification or change of outstanding shares of Stock, immediately thereafter (and subject to further adjustment for subsequent events) any outstanding Award shall thereafter relate to shares of stock or other securities equivalent in kind and value to those shares which the Participant would have received if he or she had held of record the full remaining number of shares of Stock subject to the Award immediately prior to such reclassification or change.

                  (c) Consolidation or Merger. Subject to the remainder of this Section 5(c), in the event of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, immediately thereafter (and subject to further adjustment for subsequent events) any outstanding Award shall thereafter relate to shares of stock or other securities equivalent in kind and value to those shares and other securities the Participant would have received if he or she had held of record the full remaining number of shares of Stock subject to the Award immediately prior to such consolidation, merger, sale or conveyance. However, unless any Award Agreement evidencing the grant of an Option shall provide different or additional terms, in any such transaction the Committee, in its discretion, may provide instead that any outstanding Option shall terminate, to the extent not exercised by the Optionee prior to termination, either (a) at the close of a period of not less than ten (10) days specified by the Committee and commencing on the Committee's delivery of written notice to the Optionee of its decision to terminate such Option without payment of consideration as provided in the following clause or (b) as of the date of the transaction, in consideration of the Company's payment to the Optionee of an amount of cash equal to difference between the aggregate Fair Market Value of the shares of Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option.

                  (d) Other. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

                  (e) Related Matters. Any adjustment in Awards made pursuant to this Section 5 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of option exercise prices, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 5, the number and kind of shares of Stock available for the purposes of the Plan as stated in
Section 3 shall be correspondingly adjusted.

                  (f) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or underwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (g) Without limiting the generality of the foregoing, the existence of outstanding Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Awards;
(iv) any purchase or issuance by the Company of Shares or other classes of Common Stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.

                  (h) The Participant shall receive written notice within a reasonable time prior to the consummation of such action advising the Participant of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.

         6. Nontransferability of Awards. Except as otherwise provided in this Section, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of an Award of a Non-Statutory Option or shares of Restricted Stock, provide that such Award may be transferred by the recipient to an immediate family member; provided, however, that any such transfer is without payment of any consideration whatsoever, that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion, and that any Restricted Stock so transferred shall remain subject to any applicable restriction on transfer and Risk of Forfeiture. For this purpose, "immediate family member" means an individual's parents, siblings, spouse and issue, spouses of such issue and any trust for the benefit of, or the legal representative of, any of the preceding persons, or any partnership substantially all of the partners of which are one or more of such persons or the Participant.

         7. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                           (i)      a representation and warranty by the
Participant to the Company, at the time any Option is exercised or other Award granted, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii)     (A) an agreement and undertaking to comply
with all of the terms, restrictions and provisions set forth in any then applicable shareholders' or other agreement relating to the Shares, including, without limitation, any restrictions on sale or transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements; and

                                   (B)  any  restrictive  legend or legends,
to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.

         8.       Administration of this Plan.
                  ---------------------------

                  (a) This Plan shall be administered by a Committee which shall consist of not less than two Directors. In the event the Common Stock is listed or admitted for trading on any United States national securities exchange or as otherwise required by or advisable under any applicable laws, rules or regulations, the Plan shall be administered by a Committee consisting of not less than two Non-Employee Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant.

                  (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Awards, (ii) determine the terms, conditions and provisions of each Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Award, (iii) determine the Participants to whom, and time or times at which, Awards shall be granted, (iv) determine the number of Shares to be represented by each Award, (v) defer (with the consent of the Optionee) or accelerate the exercise date of any Option or vesting date of any Stock Grant, and (vi) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Awards.

                  (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Participants and any holders of any Awards granted under this Plan.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.

                  (e) No member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

         9.       Interpretation.
                  --------------

                  (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan shall be governed by the laws of the State of Florida.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

                  (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the Company hereunder, as well as all time periods for the expiration and termination of Options in accordance with Section 9 hereof (or as otherwise set forth in an option agreement).

                  (f) It is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding the above, it shall be the responsibility of each Optionee, not of the Company or the Committee, to comply with the requirements of Section 16 of the Securities Exchange Act; and neither the Company nor the Committee shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Securities Exchange Act.

         10. Market Standoff or Lock-Up Agreements. Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired pursuant to this Plan during the period as may be agreed to by the Company and such underwriters (the "Lock-Up Period") following the effective date of such registration. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such Lock-Up Period.

         11. Amendment and Discontinuation of this Plan. Either the Board or the Committee may from time to time amend this Plan or any Award without the consent or approval of the shareholders of the Company; PROVIDED, however, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Award issued hereunder shall substantially impair any Award previously granted to any Participant without the consent of such Optionee.

         12. Termination Date. This Plan shall terminate 10 years after the date of adoption by the Board of Directors.


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